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                                                                 Exhibit 10.5(d)

                                             [GRAPHIC OMITTED]
                                                Cephalon, Inc.
                                                  145 Brandywine Parkway
                                                    West Chester, PA 19380
                                                     (215) 344-0200
                                                       Fax (215) 344-0065

                                  July 21, 1993


Laboratoire L. Lafon
19 Avenue du Professeur-Cadiot
94701 Maisons
Alfort
France

             Re: Amendment to License Agreement and Supply Agreement
                 ---------------------------------------------------

Gentlemen:

     This letter agreement shall serve as an amendment to (a) the License Agreement dated January 20, 1993 ("License Agreement") between Cephalon, Inc. ("Cephalon") and Laboratoire L. Lafon ("Lafon") and (b) the Supply Agreement dated January 20, 1993 ("Supply Agreement") between Cephalon and Lafon. All capitalized terms not otherwise defined herein shall be used as defined in the License Agreement.

     1. The term "Territory," for all purposes under the License Agreement and the Supply Agreement, is hereby expanded to include the Republic of Ireland and the United Kingdom of England, Scotland, Northern Ireland and Wales (collectively, the "U.K. Territory").

     2. Appendix A to the License Agreement is hereby amended to add the following patents and patent applications filed in the U.K. Territory as of the date hereof:

     U.K. Number 1 584 462 (filed March 31, 1977)
     IR Number 46 566 (filed March 2, 1978)
     European Patent 91 401 563.1
     European Patent 92 403 381.4

     3. In consideration of the expansion of the Territory, Cephalon shall pay to Lafon, in addition to the license fees and roya1ties to be paid by Cephalon pursuant to Section 1 of Article V of the License Agreement, the following license fees totalling Eight Hundred Thousand US Dollars (USD 800,000):

          a. One Hundred Thirty-Three Thousand US Dollars (USD 133,000), payable upon Lafon's signature of this letter agreement;
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          b.   One Hundred Thirty-Three Thousand US Dollars (USD 133,000)
               payable on each of the first through third anniversaries of the date of this letter agreement; and

          c. Two Hundred Sixty-Eight Thousand US Dollars (USD 268,000), payable upon the initial regulatory approval of a Licensed Product by the Medicines Division of the U.K. Ministry of Health.

     4. The first sentence of Section 1 of Article VI of the License Agreement shall apply to the U.K. Territory, except that the fifteen (15) year period shall be calculated on a country-by-country basis within the U.K. Territory.

     5. Section 1 of Article III of the License Agreement is hereby amended by
(a) inserting the phrase "or any other comparable regulatory applications and filings to be made by Cephalon in the Territory" at the end of the second sentence thereof, and (b) inserting the phrase "or other regulatory applications and filings" at the end of the third sentence thereof.

     6. Sections 3.b and 3.c of the License Agreement shall not apply to the U.K. Territory. Instead, the following provisions shall apply to product registration activities in the U.K. Territory:

     3.b. CEPHALON and LAFON shall promptly agree on a mutually acceptable strategy for obtaining regulatory approvals of the Licensed Product in the U.K. Territory to ensure that the approval process within the U.K. Territory proceeds expeditiously, consistent with full and complete laboratory and clinical evaluations and standards for new drug product development applicable within the U.K. Territory. It is agreed that all product registrations within the U.K. Territory are to be in CEPHALON's name (or the name of a CEPHALON Affiliate). CEPHALON shall have the right to meet with the appropriate regulatory authorities, but shall keep LAFON informed of all such meetings and shall provide LAFON with copies of all relevant correspondence with such authorities.

          If LAFON, after consultation with CEPHALON, elects to file under the multi-state procedure of the Committee for Proprietary Medicinal Products ("CPMP") of the
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          European Communities, the parties will discuss the desirability of keeping the approval process in the U.K. Territory separate from the CPMP process, but it is understood that the final decision in this regard shall be made by LAFON. If the U.K. Territory remains part of the CPMP process, LAFON will provide CEPHALON with adequate opportunity to provide input to any filings LAFON proposes to make with the CPMP.

          LAFON shall take such actions as may be required to identify CEPHALON (or its designated Affiliate) as the holder of the product license in all member states within the U.K. Territory, and, upon request, shall sign any instruments required by applicable law to confirm Cephalon's authorization under this Agreement to apply for any other authorizations required to market the Licensed Product in the Territory, and/or join in any such application by Cephalon, if required."

     3.c. CEPHALON shall conduct, at its own expense, all necessary trials for purposes of obtaining regulatory approvals of the Licensed Product in the U.K. Territory.

     7. Section 3.d. of Article III of the License Agreement is hereby amended and restated in its entirety as follows:

     "If in any country within the Territory CEPHALON fails to market the Licensed Product within three (3) months of the effective date of approval of any application in such country, including price reimbursement approval (and assuming receipt from LAFON of Compound under the Supply Agreement), to permit such sale in such country, upon sixty (60) days notice, LAFON may as its sole remedy, terminate CEPHALON's Exclusive License in such country, and upon LAFON's request (and to the extent permitted by law), CEPHALON will thereupon transfer its rights and approvals concerning the Licensed Product in such country to LAFON or its designated assignee."

     8. Section 1.b. of Article V of the License Agreement is hereby amended and restated in its entirety as follows:

     "In addition, CEPHALON shall pay to LAFON a royalty on Net Sales of Licensed Products by CEPHALON and/or its sublicensees, calculated at the rate of five per cent (5%) during the first three years from the date of first
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     commercial sale of the first Licensed Product in any country within the
     Territory, and seven per cent (7%) thereafter."

     9. Section 2 of Article V of the License Agreement is hereby amended and restated in its entirety as follows:

     "Royalties shall be payable on Net Sales of Licensed Product in any country within the Territory for a period of fifteen (15) years from the date of the first commercial sale of the first Licensed Product in such country in the Territory. Thereafter, CEPHALON's license granted under Article II hereof shall be fully paid-up and irrevocable as to all Licensed Products in such country in the Territory."

     10. Lafon and Cephalon shall cooperate to take all actions that are reasonably available under applicable laws to extend the term of each of the Patents including, without limitation, applying for a "Supplementary Protection Certificate" pursuant to Council Regulation (EEC) No. 1768/92 of 18 June, 1992 of The Council of the European Communities. The out-of-pocket costs and expenses associated with such actions shall be shared equally by the parties.

     11. The term "FDA Standards" as used in the Supply Agreement is hereby deleted and the term "Regulatory Standards" is hereby substituted in its place. For purposes of the Supply Agreement, "Regulatory Standards" shall be defined as follows: "the facility license requirements and the Good Manufacturing Practice regulations of the U.S. FDA applicable to the Compound or the Manufacturing Facility (as such terms are defined in the Supply Agreement) and all other laws, rules and regulations applicable to the manufacture, packaging, labelling and shipment of the Compound into the Territory."

     12. Section 13 of the Supply Agreement is hereby amended so that the second paragraph states in its entirety as follows:

     "In addition, CEPHALON may terminate this Agreement, at its option, at any time following termination of the License Agreement, upon thirty (30) days written notice to LAFON."
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     13. Each of Cephalon and Lafon hereby restates its respective representations and warranties made in the License Agreement and the Supply Agreement, as each such agreement has been amended pursuant to this letter agreement.

     Except as modified by this letter agreement, all provisions of each of the License Agreement and the Supply Agreement are confirmed to be and shall remain in full force and effect.

     If the foregoing is acceptable, please indicate your agreement in the space provided below.


                                             CEPHALON, INC.

                                             By: /s/ Frank Baldino
                                                 ------------------------------
                                                 Frank Baldino, Jr., Ph.D.
                                                 President

Accepted and agreed to this
_____ day of July, 1993.

LABORATOIRE L. LAFON

By: /s/ F.C. Lafon
    ------------------------------
    F.  C. Lafon
    Chief Executive Officer